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ROBBINS & MYERS, INC.                                                                                   EXHIBIT 11.1
  -  STATEMENT RE:  COMPUTATON OF PER SHARE EARNINGS
(Amounts in thousands, except per share data)                     Year Ended August 31,

                                                                         1997               1996               1995
                                                                       --------           --------           --------

PRIMARY
       Average shares outstanding                                        10,942             10,474             10,336
       Net efffect of dilutive stock options -
            based on the treasury stock method
            using average market price                                      534                572                450
                                                                       --------           --------           --------
                                      TOTAL                              11,476             11,046             10,786
                                                                       ========           ========           ========

       Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                               $ 28,866           $ 20,338           $ 11,825

       Extraordinary (Loss) Gain from Early Extinguishment of
            Debt, Net of Income Taxes                                         0               (813)             1,332
                                                                       --------           --------           --------
       NET  INCOME (LOSS)                                              $ 28,866           $ 19,525           $ 13,157
                                                                       ========           ========           ========

       PER SHARE AMOUNTS:

       Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                               $   2.52           $   1.84           $   1.09
       Extraordinary Gain from Early Extinguishment of
            Debt, Net of Income Taxes                                         0              (0.07)              0.13
                                                                       --------           --------           --------
       NET  INCOME (LOSS)                                              $   2.52           $   1.77           $   1.22
                                                                       ========           ========           ========


FULLY DILUTED
       Average shares outstanding                                        10,942             10,474             10,336
       Net effect of dilutive stock options -
            based on the treasury stock method
            using the year-end market price, if
            higher than average market price                                622                633                538
       Additional shares assumed for debt conversion                      2,234                  0                  0
                                                                       --------           --------           --------
                                      TOTAL                              13,798             11,107             10,874
                                                                       ========           ========           ========

       Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                                 28,866           $ 20,338           $ 11,825
       Extraordinary Gain from Early Extinguishment of
            Debt, Net of Income Taxes                                         0               (813)             1,332
       After tax interest add-back for convertible
            debt from issuance                                            2,375                  0                  0
                                                                       --------           --------           --------
       NET  INCOME (LOSS)                                              $ 31,241           $ 19,525           $ 13,157
                                                                       ========           ========           ========

       PER SHARE AMOUNTS:

       Income Before Extraordinary Gain and Cumulative
            Effect of Accounting Changes                               $   2.26           $   1.83           $   1.09
       Extraordinary Gain from Early Extinguishment of
            Debt, Net of Income Taxes                                                        (0.07)              0.12
                                                                       --------           --------           --------
       NET  INCOME (LOSS)                                              $   2.26           $   1.76           $   1.21
                                                                       ========           ========           ========
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Note: Share and per share amounts restated for 2 for 1 stock split effective
July 31,1996.